Exhibit 23.1

Onestop Assurance PAC
10 Anson Road
#21-14 International Plaza
Singapore 079903
Email:contact@onestop-audit.com Website: www.onestop-audit.com Office Number: 6883 5647

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form F-1 of Unitrend Entertainment Group Limited of our report dated March 31, 2025, relating to the consolidated financial statements of Unitrend Entertainment Group Limited, which appears in this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Onestop Assurance PAC

Singapore

January 22, 2026